                                                                    EXHIBIT 4.31

                            STOCK OPTION AGREEMENT

     This Stock Option Agreement ("Agreement") is made and entered into as of July 1, 1998, between LA-MAN CORPORATION, a Nevada corporation having its principal place of business at 5029 Edgewater Drive, Orlando, Florida 32810 (the "Company"), and PACIFIC CONSULTING, INC., a Nevada corporation having its principal place of business at 2439 West Coast Highway, Suite 202, Newport Beach, California 92663 ("Pacific").

                                   RECITALS:

     WHEREAS, the Company and Pacific are parties to a Financial Public Relations Agreement effective as of July 1, 1998 ("FPR Agreement"), under the terms of which the Company agreed to grant to Pacific certain options to purchase newly-issued shares of the Company's common stock, par value $.001 per share (the "Common Stock");

     WHEREAS, the FPR Agreement contemplates that the Company and Pacific will enter into this agreement under which the Company grants Pacific the aforementioned options and certain rights with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act");

     WHEREAS, the Company is willing to grant Pacific such registration rights, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the Company and Pacific agree as follows:

     SECTION 1. COMMON STOCK PURCHASE OPTIONS. As additional consideration under the FPR Agreement, the Company hereby grants to Pacific options ("Option" or "Options") to purchase up to 135,000 newly issued shares of Common Stock (the "Underlying Shares") from La-Man on the following terms and conditions:

          (a)  The expiration date of the Options shall be August 28, 2001.

          (b)  The Options shall be exercisable as follows:

               (i) Options for 75,000 Underlying Shares shall be exercisable at the price of $3.25 per share;

               (ii) Options for 30,000 Underlying Shares shall be exercisable at the price of $3.75 per share; and

               (iii) Options for the remaining 30,000 Underlying Shares shall be exercisable at the price of $4.50 per share.

          (c) Options shall be exercised in blocks of 5,000 shares or any multiple thereof.

          (d) Pacific may exercise the Options by delivering written notice to the Company stating the number of Options to be exercised, accompanied by check or other good funds in the amount of the total exercise price. Also, Pacific may surrender all or part of the Options and receive in exchange an amount equal to the difference between the then fair market value of the Underlying Shares issuable upon exercise of the Option surrendered and the option price payable upon exercise of the Option surrendered (the "Spread"). Such rights: (i) will expire no later than the expiration of the Options; (ii) may be for no more than 100% of the Spread; (iii) will be transferable only if and when the underlying Option is transferable, and under the same conditions; (iv) shall be exercised only when the Underlying Shares that are issuable upon exercise of such Option have been registered under the Securities Act or may be sold publicly under Rule 144 promulgated under the Securities Act; and (v) may be exercised only when the Spread is positive, i.e., when the market price of the Common Stock subject to the Option exceeds the exercise price of such Option.

     SECTION 2. INVESTMENT REPRESENTATION. Pacific represents and warrants to La-Man as follows:

          (a) The Options and, upon exercise of the Options, the Underlying Shares are being acquired for Pacific's account and not with a view to any public distribution thereof (such securities, together with all securities issued in connection with any stock dividend on, stock split of, reclassification of or recapitalization in respect of such securities, are sometimes hereinafter referred to as the "Subject Securities").

          (b) Pacific's acquisition of the Subject Securities will not cause Pacific's illiquid investments to become disproportionate to Pacific's total net worth.

          (c) Pacific has sufficient knowledge and experience in financial and business matters that Pacific is capable of evaluating the risks and merits of an investment in the Subject Securities. Pacific has evaluated the risks of holding the Subject Securities and has determined that the Subject Securities are a suitable investment, and Pacific has adequate financial resources for an investment of such character, and at the date hereof could bear a complete loss of such investment.

          (d) Pacific has had the opportunity to ask questions of and receive answers from the Company concerning the financial condition, business and operations of the Company and its subsidiaries, and has had the opportunity to obtain such information in order to permit Pacific to evaluate the merits and risks of investing in the Subject Securities.

          (e) Pacific understands that the issuance of the Subject Securities to Pacific has not been reviewed by the Securities and Exchange Commission (the "Commission") nor by agencies or officials of any other state or jurisdiction, including the state in which Pacific is domiciled, since the transaction in which the Subject Securities are being issued to Pacific is intended to be exempt from the registration requirements of the Securities Act and other applicable laws.

          (f) Pacific has not been solicited to subscribe for the Subject Securities by means of general advertising or general solicitation.

     SECTION 3. PROPOSED DISPOSITIONS. The sale, transfer, pledge, hypothecation, or other disposition (any such transaction being referred to hereinafter as a "disposition") of any of the Subject Securities may be made only in compliance with this Agreement. Prior to any disposition of the Subject Securities without registration under the Securities Act, Pacific shall give written notice to the Treasurer of the Company in accordance with Section 10 describing the manner and circumstances of the proposed disposition and containing such other information as necessary to enable counsel to the Company to determine whether the disposition complies with the Securities Act; provided, however, that Pacific shall not effect the proposed disposition until the Company has notified Pacific that in the reasonable opinion of its counsel registration of the Subject Securities under the Securities Act is not required in respect of the proposed disposition.

     SECTION 4. RESTRICTIVE LEGENDS. The Subject Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the transfer of any of the Subject Securities.
Until:

          (a) the Subject Securities are sold in a public distribution under a registration statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act;

          (b) in the reasonable opinion of counsel to the Company, the legend is no longer necessary to provide assurance of compliance with the Securities Act; or

          (c) the removal of the legend by the transfer agent upon the presentation to it, after the expiration of two years from the date the applicable Subject Securities are issued and fully paid for, of a stock or warrant certificate or certificates representing the Subject Securities, which presentation shall be deemed a representation by the record holder that the record holder (i) has been the beneficial owner of the securities for at least two (2) years and (ii) has not entered into any short sale or put or other option transaction which would toll the holding period under Rule 144(d) promulgated under the Securities Act and therefore is free to sell the securities under Rule 144(k) promulgated under the Securities Act; each certificate representing the Subject Securities shall bear the following legend:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities have been acquired for investment and may not be sold, transferred, pledged, hypothecated, or otherwise disposed of in the absence of registration or the availability of an exemption from registration under the Act and regulations promulgated thereunder or as otherwise provided in accordance with the terms and provisions of a certain Stock Option

     Agreement dated as of July 1, 1998, a copy of which is on file at the office of the Corporation."

     SECTION 5.   REQUESTED REGISTRATION.

          (a) If, between September 30, 1999 and July 1, 2002 the Company receives a written request signed by one or more registered holders of not less than 50% of all of the Subject Securities stating that one or more holders ("Demand Holder" or "Demand Holders") proposes to sell or distribute publicly at least 50% of all of the Subject Securities, the Company shall use its reasonable best efforts to file, and to cause to become effective, a registration statement under the Securities Act covering the Subject Securities specified in the written request. However, the Company shall not be required to effect the registration if (i) the Company has filed previously a registration statement under the Securities Act which became effective within the 12 months prior to receipt of the written request and which was kept current for the period referred to in Section 6; (ii) the Company could be required to undergo a special interim audit in order to comply with the request (unless the Demand Holders execute an undertaking, reasonably satisfactory to the Company, to pay all fees and expenses of the special interim audit); (iii) the Demand Holders could sell publicly under Rule 144 promulgated under the Securities Act the number of securities the holders propose to have registered; or (iv) in the opinion of counsel for the Company, the securities may be publicly sold without registration under the Securities Act or the Company is then prohibited under the Securities Act from registering such shares.

          (b) The Company shall be entitled to postpone, for a period of time not to exceed 120 days from the date it receives the written request pursuant to
Section 5(a), the filing of any registration statement otherwise required to be prepared and filed by it, if, at the time it receives the request, the Company determines, in its sole discretion, that the registration and offering could interfere with any financing, acquisition, corporate reorganization, or other material transaction involving the Company or any of its affiliates and gives any Demand Holder requesting registration written notice of its determination. If the Company shall postpone the filing of a registration statement, the Demand Holder, within 60 days after receipt of the notice of postponement, shall notify in writing the Treasurer of the Company if such holder has determined to withdraw such request for registration. In the event the Demand Holder does not withdraw such request for registration, the Company shall file a registration statement by the later of (i) the date to which the Company determined to postpone the filing of the registration statement or (ii) 90 days from the latest date on which a Demand Holder advises the Treasurer of the Company that such holder has determined not to withdraw his request for registration.

          (c) The registration right provided in this Section 5 is a one-time right that, subject to the provisions of this Section 5, may only be exercised once, and may only be exercised by the registered holder or holders of not less than 50% of all of the Subject Securities.

     SECTION 6. "PIGGYBACK" RIGHTS. If, at any time, the Company proposes to register any of its equity securities under the Securities Act (other than a registration under SEC Form S-8 or a successor form), all registered holders of the Subject Securities shall be entitled, on each such occasion, to have any or all of the Subject Securities owned by them registered and included in such registration statement subject to the provisions hereof. On each such occasion, the Company shall give written notice to each holder of its intention to effect such registration. Upon the written request of a holder, given within 15 days after receipt of notice from the Company, that the Company include the Subject Securities in the registration statement (which request shall state the number or amount of Subject Securities to be disposed of), the Company will use its reasonable best efforts to cause the Subject Securities which the holder has requested to be registered under the Securities Act in connection with such registration to be registered and to be included in the offering covered by the registration statement; provided, however, that the Company shall not be required to effect registration of any securities which: (i) in the reasonable opinion of counsel for the Company, may be sold publicly without registration under the Securities Act or the registration of which is then prohibited under the Securities Act; or (ii) may be sold publicly pursuant to Rule 144 promulgated under the Securities Act. If, and to the extent that, in the reasonable judgment of the Company or the managing underwriter of the proposed offering for which the registration statement has been or is to be filed, if any, the offering of some or all of the Subject Securities to be sold for the account of one or more holders which the Company has been requested to register pursuant to this Section 6 could unreasonably interfere with or otherwise be disadvantageous in respect of the proposed offering, the Company or the managing underwriter, at its option, may require either that: (i) all the Company equity securities proposed to be sold for the account of the Company be included in the offering and that the number of Subject Securities to be sold for the account of one or more holders pursuant to this Section 6 be reduced proportionately to an aggregate number acceptable to the Company and the managing underwriter, if any; or (ii) the offering of Subject Securities for the account of one or more holders be postponed until 120 days after the effective date of the registration statement (in which case the Company will keep the registration statement current until at least 180 days after the effective date thereof). In any such case, the holders shall have the right to withdraw such request for inclusion of any or all of such Subject Securities in the registration statement. Notwithstanding the foregoing, any such proportionate reduction or postponement shall be subject to the prior written approval of the holder or holders of not less than 50% of all of the Subject Securities, which approval shall not be unreasonably withheld or delayed.

     SECTION 7.   DELAY IN REGISTRATION. Notwithstanding any provisions of
Section 5 or Section 6 to the contrary, the Company may delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders. If, after a registration statement becomes effective, the Company advises the holders of registered shares that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended. The 180-day time period referred to in Section 5 during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the right to sell shares was suspended pursuant to the preceding sentence, but in no event will the Company be required to update the registration statement after July 1, 2003.

     SECTION 8. EXPENSES OF REGISTRATION. The Company shall pay all expenses incurred in connection with the registration and sale of Subject Securities pursuant to Section 5 or 6, including without limitation, all Commission and blue sky registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky counsel, fees and disbursements of accountants for the Company (including those incurred in a limited review of financial statements not constituting an audit), transfer agents' and registrars' fees, fees and disbursements of experts used by the Company in connection with the registration and expenses incidental to any post-effective amendment to such registration statement; provided, however, that the holder who is disposing of Subject Securities (sometimes referred to herein as a "Registering Seller") shall pay, except as set forth above, all fees and disbursements of such holder's counsel and all transfer taxes and the portion of the underwriters' discounts, commissions and expenses attributable to the Subject Securities being offered and sold by the Registering Seller. In no event shall a Registering Seller be liable for (i) the compensation of employees and officers of the Company or (ii) any fees or expenses of the Company's accountants except in connection with a special interim audit required solely for the purposes of the registration statement to which the Registering Seller agreed.

     SECTION 9.   OBLIGATIONS IN REGISTRATION.

          (a) If and whenever the Company is obligated by the provisions of this Agreement to effect the registration of any Subject Securities under the Securities Act, the Company will, in accordance with Section 8 and as expeditiously as possible:

               (i) prepare and file with the Commission a registration statement with respect to the Subject Securities, use its reasonable best efforts to cause the registration statement to become and remain effective and prepare and file any amendments and supplements thereto and to the prospectus used in connection therewith as may be necessary to keep the registration statement and prospectus current and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of the Subject Securities covered by the registration statement for the period required to effect the distribution of the Subject Securities, but in no event shall the Company be required to do so for a period of more than 120 days following the effective date of the registration statement (180 days, if the offering of Subject Securities was delayed pursuant to Section 6(b) or Section 7);

               (ii) furnish to the Registering Seller the number of copies of preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the Subject Securities, but only while the Company is required under the provisions hereof to cause the registration statement to remain current; and

               (iii) use its best efforts to register or qualify the Subject Securities covered by the registration statement under the securities or blue sky laws of those jurisdictions in the United States as the Registering Seller reasonably shall request, and do any and all other acts and things which may be necessary to enable each Registering Seller covered by the registration statement to consummate the disposition of the Subject Securities; provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not qualified; to conform the composition of its assets at the time to the securities or blue sky laws of any jurisdiction; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Subject Securities covered by the registration statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so.

          (b) All Registering Sellers shall furnish to the Company the information, consents and other documents relating to the Company and the Registering Sellers as the Company shall request and as shall be reasonably required in connection with the action to be taken by the Company.

          (c) To the extent that any Options or Underlying Shares issuable upon exercise of Options are included in a registration statement pursuant to Section 4 or Section 5, the holder or holders of all such registered Options or unregistered Options upon which such registered Underlying Shares are issuable shall fully exercise all such Options within 30 calendar days following the date on which such registration statement becomes effective under the Securities Act.

     SECTION 10.  INDEMNIFICATION.

          (a)  By the Company.  In the event of any registration under the
               --------------
Securities Act of any Subject Securities pursuant to this Agreement, the Company shall indemnify and hold harmless any Registering Seller and any underwriter of any Registering Seller, and each other person, if any, who controls the Registering Seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which each indemnified party may become subject, under the Securities Act or otherwise, but only to the extent the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which the Subject Securities were registered under the Securities Act, in any preliminary prospectus (if used prior to the effective date of the registration statement) or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the registration statement current); or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading and will reimburse each indemnified party for all legal or other expenses reasonably incurred by him in connection with investigating or defending any loss, claim, damage, liability, or action, excluding any amounts paid in settlement of any litigation, commenced or threatened, if the settlement is effected without the prior written consent of the Company;

provided, however, that the Company shall not be liable in any case to the extent that any loss, claim, damage, liability, or expense arises out of, or is based upon, an untrue statement or omission made in the registration statement, the preliminary, summary or final prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the indemnified party specifically for use in the preparation thereof; and provided further that the Company will not indemnify any underwriter of any Registering Seller or any person who is associated with or controls the underwriter with respect to any preliminary or summary prospectus if the underwriter failed to send or to give a copy of the final prospectus to the person alleging any loss, claim, damage, liability, action or expense at or prior to the written confirmation of the sale of the Subject Securities to the person, if the untrue statement or omission concerned had been corrected in the final prospectus and if the Company advised the underwriter in writing of the correction at or before the time the final prospectus became available.

          (b)  By the Registering Seller. In the event of any registration under
               -------------------------
the Securities Act of Subject Securities held by one or more holders pursuant to this Agreement, each Registering Seller severally shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities, joint or several, to which the indemnified party may become subject under the Securities Act or otherwise, but only to the extent the losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which any Subject Securities were registered under the Securities Act, in any preliminary prospectus (if used prior to the effective date of the registration statement) or in any final or summary prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the registration statement current); or (ii) arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and each Registering Seller severally shall reimburse each indemnified party for all legal or other expenses reasonably incurred by him in connection with investigating or defending any loss, claim, damage, liability, action or expense excluding any amounts paid in settlement of any litigation, commenced or threatened, if the settlement is effected without the prior written consent of the Registering Seller; provided, however, that the indemnification or reimbursement shall be payable only if, and to the extent that, any loss, claim, damage, liability, action or expense arises out of, or is based upon, an untrue statement or omission made in the registration statement, the preliminary, final or summary prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Registering Seller specifically for use in the preparation thereof.

          (c)  Actions Commenced.  If a third party commences any action or
               -----------------
proceeding against an indemnified party related to any of the matters subject to indemnification under subsections (a) or (b) of this Section 10, the indemnified party promptly shall notify the indemnifying party or parties in writing of the amount claimed, the commencement of, and the basis for the claim. In case any action is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within 20 days after receiving notice from the indemnified party to the effect that the indemnified party believes it has failed to do so, (ii) the indemnified party is a defendant in any action or proceeding which also is brought against the indemnifying party and reasonably shall have concluded that there may be legal defenses available to the indemnified party which are not available to the indemnifying party, or (iii) representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any expenses therefor.

          (d)  Additional Rights.  Any indemnity agreements contained herein
               -----------------
shall be in addition to any other rights to indemnification or contribution which any indemnified party may nave pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

     SECTION 11. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission (provided acknowledgment of receipt thereof is delivered to the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails as follows:

               If to Pacific, to:

                    Pacific Consulting, Inc.
                    2439 West Coast Highway, Suite 202
                    Newport Beach, California 92663
                    Attention:  Randy J. Sasaki
                                President

               with a copy to:

                    Hank Schlueter, Esq.
                    Schlueter & Associates, P.C.
                    1050 17th Street, Suite 1700
                    Denver, Colorado  80202

               If to the Company, to:

                    La-Man Corporation
                    5029 Edgewater Drive
                    Orlando, Florida 32810
                    Attention:  Mr. J. William Brandner
                                President and Chief Executive Officer

               with a copy to:
                    Marshall S. Harris, P.A.
                    Broad and Cassel
                    390 North Orange Avenue, Suite 1100
                    Orlando, Florida  32801

or such other address as any of the above shall have specified by notice hereunder.

     SECTION 12. AMENDMENT; WAIVER. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement shall not operate or be construed as a waiver of any other condition or any other provision or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived. All rights and remedies of any party to this Agreement shall be cumulative and concurrent and may be exercised singularly, successively or concurrently, at the sole discretion of such party and may be exercised as often as occasion therefor may exist.

     SECTION 13. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof. Each of the parties hereto agrees that any suit, action or proceeding with respect to this Agreement shall be brought against it in any state or federal court of competent jurisdiction in Orange County, Florida and irrevocably waives any (a) right of immunity that such party may now have or hereafter acquire from service of process or the jurisdiction of the aforesaid courts and (b) any objection that such party may now have or hereafter acquire to the laying of venue of any such suit, action or proceeding in any such court. The parties hereby irrevocably accept and submit themselves to the jurisdiction of such courts in any such suit, action or proceeding, and agree that final judgment (with the exhaustion of all appeals) shall be conclusive and binding in any jurisdiction in which such party resides or owns property.

     SECTION 14. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Except as otherwise specified herein, neither this Agreement, nor any right hereunder, may be assigned by any party hereto without the prior written consent of the other party hereto.

     SECTION 15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all other agreements, arrangements and understandings among the parties with respect to such subject matter, and no agreements, arrangements, understandings, representations or warranties with respect to such subject matter shall be binding upon the parties unless specified herein or therein.

     SECTION 16. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 17. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     SECTION 18. EXPENSES. Except as otherwise specifically provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and delivery of this Agreement, including without limitation all fees and expenses of agents, representatives and counsel.

     IN WITNESS WHEREOF, this Agreement has been duly signed by or on behalf of each of the Company and Pacific as of the date first above written.



                                   LA-MAN CORPORATION

                                   By: /s/ J. William Brandner
                                       -----------------------
                                   Name:  J. William Brandner
                                   Title: President


                                   PACIFIC CONSULTING, INC.

                                   By: /s/ Randy J. Sasaki
                                      --------------------
                                   Name:  Randy J. Sasaki
                                   Title: President